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                                                               Exhibit 3(b)
                                                               ------------

                                   BY-LAWS
                                     OF
                                SOLUTIA INC.


            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                        AS AMENDED FEBRUARY 27, 2002



                                 ARTICLE I.

                             OFFICES AND RECORDS

                  SECTION 1.1. Delaware Office. The name of the registered agent of the Company is The Corporation Trust Company, and the registered office of the Company shall be located in the City of Wilmington, County of New Castle, State of Delaware.

                  SECTION 1.2. Other Offices. The Company may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Company may from time to time require.

                  SECTION 1.3. Books and Records. The books and records of the Company may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                 ARTICLE II.

                                STOCKHOLDERS

                  SECTION 2.1. Annual Meeting. The annual meeting of the stockholders of the Company shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

                  SECTION 2.2. Special Meeting. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board or the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies (the "Whole Board").


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                  SECTION 2.3. Place of Meeting. The Board of Directors, the
Chairman of the Board or the President, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Chairman of the Board, the President or the Board of Directors. If no designation is so made, the place of meeting shall be the principal office of the Company.

                  SECTION 2.4. Notice of Meeting. Written or printed notice (or notice given by a form of electronic transmission (as defined in Section 232 of the General Corporation Law of the State of Delaware), if consented to by the stockholder to whom notice is given) stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be delivered by the Company not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, or, if consented to by the stockholder to whom notice is given, by a form of electronic transmission as permitted under the General Corporation Law of the State of Delaware, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Company. If given by a form of electronic transmission, notice shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of
(A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Restated Certificate of Incorporation, as it may be amended (the "Certificate of Incorporation") otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such meeting of stockholders.

                  SECTION 2.5. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Company entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may

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continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  SECTION 2.6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner permitted by the General Corporation Law of the State of Delaware) by the stockholder, or by his duly authorized attorney in fact.

                  SECTION 2.7.  Notice of Stockholder Business and Nominations.

                  (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company which are owned beneficially and of record by such

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stockholder and such beneficial owner, and (iii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends, to (x) deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's outstanding Voting Stock required to approve or adopt the proposal or elect the nominee and/or
(y) otherwise solicit proxies from stockholders in support of such proposal or nomination. A stockholder shall be deemed to have satisfied the foregoing notice requirements if the stockholder has notified the Company of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

                  (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

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                  (C) General. (1) Only such persons who are nominated in
accordance with the procedures set forth in this By-Law shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                  SECTION 2.8. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. If authorized by the Board of Directors in its sole discretion, the requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting shall be the act of the stockholders.

                  SECTION 2.9. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict

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impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

                  The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

                  SECTION 2.10. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

                                ARTICLE III.

                             BOARD OF DIRECTORS

                  SECTION 3.1. General Powers. The business and affairs of the Company shall be managed under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

                  SECTION 3.2. Number and Tenure. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 1998 annual meeting of stockholders, the term of office of the second class to expire at the 1999 annual meeting of stockholders and the term of office of the third class to expire at the 2000 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1998 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

                  SECTION 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law on the same date, and at the same place as, the Annual Meeting of Stockholders. The Board of Directors may, by resolution, provide the

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time and place for the holding of additional regular meetings without other notice than such resolution.

                  SECTION 3.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

                  SECTION 3.5. Notice. Notice of any special meeting of directors shall be given to each director at the director's business or residence in writing by hand delivery, first class or overnight mail or other overnight or express delivery service, telegram or facsimile transmission, by electronic mail or orally by telephone. If mailed by first class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or other overnight or express delivery service company at least twenty-four (24) hours before such meeting. If by facsimile transmission or electronic mail, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under
Section 9.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.4 of these By-Laws.

                  SECTION 3.6. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if minutes are maintained in electronic form.

                  SECTION 3.7. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  SECTION 3.8. Quorum. Subject to Section 3.9, one third of the whole number of directors, but not less than two, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act

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of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 3.9. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and not by stockholders. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

                  SECTION 3.10. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to any limitations provided by law, all the powers of the Board in the management of the business and affairs of the Company when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Company's capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes, or minutes kept in electronic form, of its proceedings and shall report such proceedings to the Board when required; but failure to keep such minutes shall not affect the validity of any acts of the committee or committees.

                  At any meeting of a committee, the presence of one third of its members, but not less than two, shall constitute a quorum for the transaction of business and the act of a majority of any committee may determine its action. Each committee may provide for the holding of regular meetings, make provision for the calling of special meetings and, except as otherwise provided in these By-Laws or by resolution of the Board of Directors, make rules for the conduct of its business. Notice of special meetings of committees shall be given to each member of the committee in the manner provided for in Section 3.5 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more

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committees consisting in whole or in part of persons who are not directors of the Company; provided, however, that no such committee shall have or may exercise any authority of the Board.

                  SECTION 3.11. Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

                  SECTION 3.12. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Company.

                                 ARTICLE IV.

                                  OFFICERS

                  SECTION 4.1. Elected Officers. The elected officers of the Company shall be a Chairman of the Board and a President, one of whom shall be designated by the Board of Directors as the Chief Executive Officer, a Secretary, a Treasurer, a Controller, a number of Vice Presidents, and such other officers (including, without limitation, a Chief Financial Officer and one or more Vice Chairmen) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as these By-Laws shall provide or as the Board or the Chairman of the Board or the President, as the case may be, may prescribe.

                  SECTION 4.2. Election and Term of Office. The elected officers of the Company shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held on the date of the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Alternatively, at the last regular meeting of the Board of Directors prior to an annual meeting of stockholders, the Board of Directors may elect the officers of the Company, contingent upon the election of the persons nominated to be directors by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

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                  SECTION 4.3. Chairman of the Board. The Chairman of the
Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall act with respect to matters of strategy and policy for the Company and perform all duties incidental to his office which may be required by law and all such other duties as are assigned to the Chairman of the Board by these By-Laws, the Board of Directors or, if applicable, the Chief Executive Officer.

                  SECTION 4.4. President. The President shall act in a general executive capacity. The President shall perform such other duties as may be assigned to him by these By-Laws, the Board of Directors, or, if applicable, the Chief Executive Officer. The President shall, in the absence or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

                  SECTION 4.5. Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Company. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall also perform such other duties as may be assigned to him by these By-Laws or the Board of Directors. The Chief Executive Officer shall designate who shall perform the duties of the Chief Executive Officer in his absence.

                  SECTION 4.6. Vice Chairmen. The Vice Chairmen (if any) shall act in a general executive capacity with enterprise-wide responsibility as assigned by the Chairman of the Board or the President and shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors, the Chairman of the Board or the President.

                  SECTION 4.7. Vice-Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                  SECTION 4.8. Chief Financial Officer. The Chief Financial Officer (if any) shall be a Vice President and act in an executive financial capacity. He shall assist the Chairman of the Board and the President in the general supervision of the Company's financial policies and affairs.

                  SECTION 4.9. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by these By-Laws, the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer.

                  SECTION 4.10. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a

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book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Company. The Secretary shall also perform all duties incident to the office of Secretary and such other duties as may be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board or the President.

                  SECTION 4.11. Controller. The Controller shall serve as the principal accounting officer of the Company and shall keep full and accurate account of receipts and disbursements in books of the Company and render to the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer, whenever requested, an account of all his transactions as Controller and of the financial condition of the Company. The Controller shall also perform all duties incident to the office of Controller and such other duties as may be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer.

                  SECTION 4.12. Assistant Secretaries, Assistant Treasurers and Assistant Controllers. The Assistant Secretaries shall, during the absence of the Secretary, perform the duties and functions and exercise the powers of the Secretary. Each Assistant Secretary shall perform such other duties as may be assigned to such Assistant Secretary by the Board of Directors, the Chairman of the Board, the President or the Secretary. The Assistant Treasurers shall, during the absence of the Treasurer, perform the duties and functions and exercise the powers of the Treasurer. Each
Assistant Treasurer shall perform such other duties as may be assigned to the Assistant Treasurer by the Board of Directors, the President, the Chief Financial Officer or the Treasurer. The Assistant Controllers shall, during the absence of the Controller, perform the duties and functions and exercise the powers of the Controller. Each Assistant Controller shall perform such other duties as may be assigned to such officer by the Board of Directors, the President, the Chief Financial Officer or the Controller.

                  SECTION 4.13. Removal. Any officer or agent may be removed from office at any time by the affirmative vote of a majority of the Whole Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person removed, provided that no elected officer shall have any contractual rights against the Company for compensation by virtue of his election as an officer beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise expressly provided in an employment contract or under an employee deferred compensation plan.

                  SECTION 4.14. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation, or removal may be filled by the Chairman of the Board or the President.

                                 ARTICLE V.

            STOCK CERTIFICATES, BOOK-ENTRY ACCOUNTS AND TRANSFERS

                  SECTION 5.1. Stock Certificates and Transfers. The interest of each stockholder of the Company shall be evidenced by certificates or by registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Company may from time to time prescribe. The shares of the stock of the Company shall be transferred on the books of the Company by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the transfer and payment of any applicable transfer taxes as the Company or its agents may reasonably require or by appropriate book-entry procedures.

                  Certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  SECTION 5.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Company shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Company of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any officer may in its or his discretion require.

                                 ARTICLE VI.

                          MISCELLANEOUS PROVISIONS

                  SECTION 6.1. Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the thirty-first day of December of each year.

                  SECTION 6.2. Dividends. The Board of Directors may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

                  SECTION 6.3. Seal. The corporate seal shall have enscribed thereon the words "Corporate Seal," the year of incorporation and "Delaware" and around the margin thereof the name of the Company.

                  SECTION 6.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Company under the provisions of the General Corporation Law of the State of Delaware or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

                  SECTION 6.5. Audits. The accounts, books and records of the Company shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, [and it shall be the duty of the Board of Directors to cause such audit to be done annually].

                  SECTION 6.6. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice or notice by electronic transmission of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein. Neither the Board of Directors nor the stockholders shall be required to take any formal action to make any such resignation effective.

                                ARTICLE VII.

                    INDEMNIFICATION; ADVANCE OF EXPENSES

                  SECTION 7.1. Right of Indemnification Generally.

                  (A) Directors, Officers and Employees. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as provided in Section 7.3 of this Article VII, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

                  (B) Advance of Expenses; Undertaking. Each person referred to in Section 7.1(A) of this Article VII shall be paid by the Company the expenses incurred in connection with any proceeding described in
Section 7.1(A) in advance of its final disposition, such advances to be paid by the Company within 30 days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if the General Corporation Law of the State of Delaware requires, the advancement of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not, unless otherwise required by law, in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) prior to the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this
Article VII or otherwise.

                   (C) Contract Right. The right to indemnification conferred in this Article VII and the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition conferred in this Article VII each shall be a contract right.

                  SECTION 7.2. Written Request; Determination of Entitlement. To obtain indemnification under this Article VII, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware shall be made at the option of the person seeking indemnification, by the directors as set forth in the General Corporation Law of the State of Delaware or by independent legal counsel selected by such person with the consent of the Company (which consent shall not unreasonably be withheld).

                  SECTION 7.3. Recovery of Unpaid Claim. If a claim under
Section 7.1 of this Article VII is not paid in full by the Company within 30 days after a written claim pursuant to Section 7.2 of this Article VII has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than actions brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  SECTION 7.4. Exclusivity; Subsequent Modification. The right to indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition conferred in this
Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Directors or otherwise. No repeal or modification of this Article VII shall in any way diminish or adversely affect the rights hereunder of any director, officer or employee or of any agent who has been expressly granted indemnification by the Company pursuant to Section 7.6 hereof in respect of any occurrence or matter arising prior to any such repeal or modification.

                  SECTION 7.5. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Company maintains any policy or policies providing such insurance, each such director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in Section 7.6 of this Article VII shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

                  SECTION 7.6. Other Persons Granted Right of Indemnification. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Company to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

                  SECTION 7.7. Illegality; Unenforceability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any Section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any Section of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  SECTION 7.8. Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the Company under this Article VII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company.

                                ARTICLE VIII.

                          CONTRACTS, PROXIES, ETC.

                  SECTION 8.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Company by such officer or officers of the Company as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President, any Vice Chairman or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Company. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President, any Vice Chairman or any Vice President of the Company may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

                  SECTION 8.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President, any Vice Chairman or any Vice President, the Secretary or any Assistant Secretary, may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing or by electronic transmission, in the name of the Company as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may send, execute or cause to be executed in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments or electronic transmissions as he may deem necessary or proper in the premises.

                                 ARTICLE IX.

                                 AMENDMENTS

                  SECTION 9.1. Amendments. These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than twelve hours prior to the meeting; provided, however, that, in the case of amendment, repeal or adoption by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, the Certificate of Incorporation, any Preferred Stock designation, or these By-Laws, the affirmative vote of the holders of at least 80 percent of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of these By-Laws.